Exhibit 10.1

FORM OF CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

This CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated and effective as of [            ], 2017 (this “Agreement”), is by and among BP Pipelines (North America) Inc., a Maine corporation (“BP Pipelines”), BP Midstream Partners GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of BP Midstream Partners LP, a Delaware limited partnership (the “Partnership”), the Partnership, BP Midstream Partners Holdings LLC, a Delaware limited liability company (“BP Holdco”) and The Standard Oil Company, an Ohio corporation (“Standard Oil”).

W I T N E S S E T H

WHEREAS, the General Partner and BP Holdco formed the Partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act as adopted and in effect in the State of Delaware (the “Act”) for the purpose of engaging in any lawful act or activity for which limited partnerships may be formed under the Act and to engage in all activities and to take whatever actions as may be incident thereto;

WHEREAS, to accomplish the purpose in the preceding recital, the following actions were taken prior to the date hereof:

1.    BP Pipelines formed BP Holdco pursuant to and in accordance with the Delaware Limited Liability Company Act and made an initial capital contribution in exchange for all of the membership interests in BP Holdco;

2.    BP Holdco formed the General Partner pursuant to and in accordance with the Delaware Limited Liability Company Act and made an initial capital contribution in exchange for all of the membership interests in the General Partner; and

3.    The General Partner and BP Holdco formed the Partnership under the terms of the Act and contributed $0.00 and $100.00, respectively, in exchange for a non-economic general partner interest and a 100.0% limited partner interest, respectively, in the Partnership;

WHEREAS, BP Pipelines owns a 100.0% interest in each of BP Two Pipeline Company LLC, a Delaware limited liability company (“BP2 OpCo”), BP River Rouge Pipeline Company LLC, a Delaware limited liability company (“River Rouge OpCo”), and BP D-B Pipeline Company LLC, a Delaware limited liability company (“Diamondback OpCo”);

WHEREAS, BP Pipelines owns a 28.5% interest in Mars Oil Pipeline Company LLC, a Delaware limited liability company (“Mars”);

WHEREAS, BP Pipelines owns a 99.0% interest in Mardi Gras Transportation System Company LLC, a Delaware limited liability company (“Mardi Gras”), and Standard Oil owns a 1.0% interest in Mardi Gras;

WHEREAS, immediately prior to the completion of the initial public offering (the “IPO”) of common units of the Partnership representing limited partner interests in the Partnership to occur on the date hereof, BP Pipelines desires to contribute a 100.0% interest in each of BP2 OpCo, River Rouge OpCo and Diamondback OpCo, a 28.5% interest in Mars and a 20.0% managing member interest in Mardi Gras (together, the “Contributed Assets”) to the Partnership by (i) effecting a contribution of the Contributed Assets to BP Holdco and (ii) causing BP Holdco to contribute the Contributed Assets to the Partnership;

WHEREAS, immediately prior to the completion of the IPO, BP Pipelines, Standard Oil and the Partnership desire to enter into the Second Amended and Restated Limited Liability Company Agreement of Mardi Gras in substantially the form attached hereto as Annex A (the “Mardi Gras LLC Agreement”); and

WHEREAS, at the completion of the IPO on the date hereof, which is the Closing Date (as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of [            ], 2017 (the “Partnership Agreement”)):

1.    The Partnership desires to make a cash payment of $[            ] to BP Holdco to be paid from the proceeds of the IPO to reimburse BP Holdco for certain capital expenditures incurred with respect to the Contributed Assets pursuant to Treasury Regulation Section 1.707-4(d);

2.    The Partnership desires to redeem the initial interests of the General Partner and BP Holdco and will refund BP Holdco’s initial contribution of $100.00, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to BP Holdco;

3.    The Partnership desires to issue to the General Partner (i) the General Partner Interest (as defined in the Partnership Agreement) and (ii) all of the Incentive Distribution Rights (as defined in the Partnership Agreement); [and]

4.    The Partnership desires to distribute to BP Holdco $[            ] and issue to BP Holdco [                    ] Common Units (as defined in the Partnership Agreement) and [                    ] Subordinated Units (as defined in the Partnership Agreement) representing a recapitalized [    ]% limited partner interest in the Partnership[; and

5.    Prior to the date hereof, the IPO Underwriters (as defined in the Partnership Agreement) exercised in full the Underwriters’ Option (as defined in the Partnership Agreement), and the Option Closing Date (as defined in the Partnership Agreement) shall be the same date as the Closing Date].

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1.	Agreement for Contribution of Contributed Assets.

a.

Effective immediately prior to the completion of the IPO, BP Pipelines hereby contributes, transfers, assigns, conveys and delivers to BP Holdco all of its rights, title and interest in, to and under, and BP Holdco accepts, assumes and takes assignment from BP Pipelines of, the Contributed Assets, together with all rights, entitlements, privileges, obligations and liabilities arising therefrom and related thereto; provided that such acceptance and assumption shall be without prejudice to the Omnibus Agreement dated as of the Closing Date between BP Pipelines and the Partnership (the “Omnibus Agreement”); and provided further, that such contribution, transfer, assignment, conveyance and delivery is subject to the retention by BP Pipelines of the right to receive all or a portion of any distribution of cash made by BP2 OpCo, River Rouge OpCo, Diamondback OpCo, Mars or Mardi Gras (including any distributions received by Mardi Gras from any of the Mardi Gras Joint Ventures (as defined in the Mardi Gras LLC Agreement)) to the extent such distribution is related to a period of time prior to the Closing Date (each, a “Retained Distribution”). In the event that any distribution is attributable to a period in which the Closing Date occurred, the portion of any distribution that is a Retained Distribution shall be calculated by multiplying the aggregate amount of such distribution by a fraction, the numerator of which is the number of days from the beginning of the period to (but not including) the Closing Date and the denominator of which is the total number of days in such period.

b.	Effective immediately prior to the completion of the IPO, BP Holdco hereby contributes, transfers, assigns, conveys and delivers to the Partnership all of its rights, title and interest in, to and under, and the Partnership accepts, assumes and takes assignment from BP Holdco of, the Contributed Assets, together with all rights, entitlements, privileges, obligations and liabilities arising therefrom and related thereto; provided that such acceptance and assumption shall be without prejudice to the Omnibus Agreement.

c.	Effective immediately prior to the completion of the IPO, each of BP Pipelines, Standard Oil and the Partnership hereby agree to enter into the Mardi Gras LLC Agreement.

2.	Cash Distributions.

a.	The Partnership shall distribute to BP Holdco, and BP Holdco shall receive, $[ ] [(which amount includes all of the cash proceeds received by the Partnership from the sale of Common Units pursuant to the Underwriters’ Option, except as described in Section 2(b) below)], payable in immediately available funds following the closing of the IPO to an account designated by BP Holdco; and

b.	As reimbursement for certain capital expenditures incurred with respect to the Contributed Assets pursuant to Treasury Regulation Section 1.707-4(d), at the completion of the IPO, the Partnership shall distribute to BP Holdco, and BP Holdco shall receive, $[ ], payable in immediately available funds following the closing of the IPO to an account designated by BP Holdco.

3.	Additional Transactions. Effective at the completion of the IPO:

a.	The Partnership hereby redeems the initial interests of the General Partner and BP Holdco and refunds to BP Holdco, and BP Holdco accepts the refund of, BP Holdco’s initial contribution of $100.00, and any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to BP Holdco;

b.	The Partnership hereby issues to the General Partner, and the General Partner accepts, (i) the General Partner Interest and (ii) all of the Incentive Distribution Rights in the Partnership; and

c.	The Partnership hereby issues to BP Holdco, and BP Holdco accepts, [ ] Common Units and [ ] Subordinated Units representing a recapitalized [ ]% limited partner interest in the Partnership.

4.	Distributions with Respect to Periods Before the IPO. The Partnership shall remit to BP Pipelines any Retained Distributions received by the Partnership. Any payment by the Partnership pursuant to this Section 4 shall be characterized as a retention by BP Pipelines of the right to its share of the cash distribution by BP2 OpCo, River Rouge OpCo, Diamondback OpCo, Mars or Mardi Gras, as applicable.

5.	Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such other actions as the other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.

6.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

7.	Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.	Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

10.	Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BP PIPELINES (NORTH AMERICA) INC.

By:
Name:
Title:

BP MIDSTREAM PARTNERS GP LLC

By:
Name:
Title:

BP MIDSTREAM PARTNERS LP

By:	BP Midstream Partners GP LLC,
its general partner

By:
Name:
Title:

BP MIDSTREAM PARTNERS HOLDINGS LLC

By:
Name:
Title:

THE STANDARD OIL COMPANY

By:
Name:
Title:

Signature Page to

Contribution, Assignment and Assumption Agreement

Annex A

Mardi Gras Transportation System Company LLC

Second Amended and Restated Limited Liability Company Agreement